Exhibit 10.6

ENVIRONMENT, TERRITORIAL PLANNING

AND ENERGY STATE DEPARTMENT

ADDENDUM TO THE CONTRACT ENTERED INTO BETWEEN THE PORTUGUESE STATE AND PETROBRAS INTERNATIONAL BRASPETRO BV, PETRÓLEOS DE PORTUGAL — PETROGAL, S.A. AND PARTEX OIL AND GAS (HOLDINGS) CORPORATION, IN CONSORTIUM, FOR THE GRANTING OF RIGHTS OF EXPLORATION (PROSPECTION AND RESEARCH), DEVELOPMENT AND PRODUCTION OF OIL, AT THE AREA DESIGNATED AS “CAMARÃO”

On the 12th day of March 2015, at 3.30 p.m., at the Energy Secretariat of State, in Lisbon, the following persons were present, Mr. Artur Trindade, Energy Secretary of State, as first contracting party and in representation of the Portuguese State (hereinafter called to as “State”), through a delegation of signature granted, issued by ordinance, in February 20, 2015, by the Environment, Territorial Planning and Energy Minister and, as second contracting parties, Mr. Mikel Erquiaga Aguirre, a Spanish citizen, acting on behalf of REPSOL EXPLORACIÓN, S.A., a company set up under and regulated by Spanish law , with registered seat at Calle Méndez Álvaro, 44, 28045 Madrid, España, registered with the Commercial Registry Office of Madrid, Tax Payer Number A-28/138873, having the share capital of 24,617,080.20 Euro, with a branch in Portugal, at Avenida José Malhoa, 16, 1099-091, Lisboa and holder of tax payer number 980378419 (hereinafter called to as “Repsol”), Mr. Paul

Anthony Dailly, a British citizen, acting on behalf of KOSMOS ENERGY PORTUGAL (hereinafter called to as “Kosmos”), a company set up under and regulated by the Cayman Islands’ law, with registered seat at P.O. Box32322, 4th floor, Century, Cricket Square, Elgin Avenue, George Town, Grand Cayman, KY1-1209, Cayman Islands, registered with the General Registry of the Cayman Islands, with the registration number 00289103, having a branch in Portugal, at Av. Engenheiro Duarte Pacheco, 7, 1070-100, Lisboa, Portugal and holder of tax payer number 980525829, having the share capital of one dollar of the United States of America and which parent company is Kosmos Energy Ltd., having the share capital of 2,366,123,000 dollars of the United States of America, as at the date of December 31, 2013, Mr. Thore Ernst Kristiansen, a Norwegian citizen and Mr. Roland Max Muggli, a Swiss citizen, acting on behalf of PETRÓLEOS DE PORTUGAL — PETROGAL, S.A., a public limited company, with registered seat at Rua Tomás da Fonseca, Torre C, 1600-209 Lisboa, having the share capital of 516,750,000 Euro and holder of tax payer number 500697370 (hereinafter called to as “Galp”), Mr. Alfredo Coelho Ferreira dos Santos, a Portuguese citizen, acting on behalf of PARTEX (IBERIA) S.A., a public limited company, with registered seat at Rua Ivone Silva n.º 6, 1.º andar, Edifício Arcis, 1050-124, Lisboa, having the share capital of 23,450,000 Euro and holder of tax payer number 507839188 (hereinafter called to as “Partex”).

I did attest the identities, capacities and powers of representation, through the presentation of, respectively, Passport no. AAJ189596, issued in Spain, in May 21, 2014, Passport no. 707543868, issued in the United Kingdom, in May 25, 2010, Passport no. 29895932, issued in Norway, in June 28, 2013, Passport no. X2486490, issued in Switzerland, in December 27, 2012, Citizen Card no. 00975208, valid up to July 21, 2018, as well as the production of the proxies and certificates, which documents are filed with the Division for the Research and

Exploitation of Oil, located at the Energy and Geology General Agency (“Direção Geral de Energia e Geologia”) (hereinafter called to as “DGEG”).

Before me, Isabel Maria Amaro Nico, Assistant General Secretary to the Environment, Territorial Planning and Energy State Department, acting as public officer, it was drafted this Addendum to the Concession Contract “Camarão”, which was entered into, in May 18, 2007, between the Portuguese State and Petrobras International Braspetro BV, (which contractual rights and obligations were transferred to Repsol, effective as from May 18, 2013, having Repsol transferred 31% of its contractual rights and obligations to Kosmos, through an Addendum to the Contract, signed in March 12, 2015), Petróleos de Portugal — Petrogal, S.A. and Partex Oil and Gas (Holdings) Corporation (which contractual rights and obligations were transferred to its subsidiary Partex (Ibéria), S.A., effective as from November 9, 2009), in Consortium, which modifies the drafting of no. 1 of Article Two, nos. 1 and 2 of Article Three, no. 1 of Article Eleven, as well as nos. 1 and 2 of Annex IV.

SOLE ARTICLE

1.                                      The Contracting Parties hereto agree, through this Addendum, that it shall be amended Article Two, no. 1, regarding the minimum required works of exploration (prospection and research), Article Three, nos. 1 and 2, regarding the terms applicable to the mandatory relinquishment of areas, Article Eleven, no.1, regarding the duration of the initial term and Annex IV to the Concession Contract of Oil Exploration (Prospection and Research), Development and Production Rights, at area no. 235 — called to as “Camarão”, as modified by the Addendums dated of February 18, 2010, April 22, 2010, September 13, 2012, July 17, 2013 and March 12, 2015, which is made pursuant to the following terms:

1.1 The Contracting Parties agree that the minimum required works of exploration (prospection and research), to be performed on the seventh year and subsequent years of enforcement of the Concession Contract “Camarão”, are modified and no. 1 of Article Two shall read as follows:

“ARTICLE TWO

(PROSPECTION AND RESEARCH)

1. Without prejudice to what is provided for in Annex IV to this contract and the waiver right (“drill or drop”) to which refers article 63 of DL 109/94, the Concession Holder shall perform, during the initial period, at least the following prospection and research works:

(...)

Seveth year:	• Geology and geophysics’ studies.

Eighth year:	• Geology and geophysics’ studies.

Nineth year:	• Performance of a seismic campaign 3D (2500 km2), with an estimated investment of US$ 10,000,000.00 (ten million dollars of the United States of America).

Tenth year:	• Processing and interpretation of the acquired 3D seismic data.

• Preparation of a research drill.

Eleventh year: - Performance of a research drill if, pursuant to no. 1. f) of Annex IV to the concession contract, the site chosen is located at this concession area, with an estimated investment of US$ 15,000,000.00 (fifteen million dollars of the United States of America).

Twelfth year:	• Geology and geophysics’ studies.

• Reinterpretation based on the new data obtained with the research drill performed in the previous year.

• Preparation of a research drill

Thirteenth year: Performance of a research drill with an estimated investment of US$ 15,000,000.00 (fifteen million dollars of the United States of America), pursuant to what is provided for in no. 1, item g) of Annex IV to this Concession Contract.

First year of extension:	• Geology and geophysics’ studies.

• Reinterpretation based on the new data obtained with the research drill performed in the previous year.

• Preparation of a research drill

Second year of extension: Performance of a research drill with an estimated investment of US$ 15,000,000.00 (fifteen million dollars of the United States of America), pursuant to what is provided for in no. 1, item g) of Annex IV to this Concession Contract.”

1.2 The Contracting Parties further agree to modify nos. 1 and 2 of Article Three, which shall read as follows:

“ARTICLE THREE

(MANDATORY RELINQUISHMENT OF AREAS)

1.                                      Without prejudice to the waiver right (“drill or drop”) provided for in article 63 of DL 109/94, the Concession Holder shall relinquish, at least, 50% (fifty percent) of the granted area, at the end of the 12th (twelfth) year of the initial term, as per item b), no. 2 of article 84 of DL 109/94 but it can, still, relinquish an inferior amount, as per item c) of no. 2 of that same article and as defined in no. 2 of Annex IV.

2.                                      At the end of the 2nd (second) year of extension of the initial term, the Concession Holder shall relinquish, at least, 50 (fifty) percent of the contractual area in force at the time.

1.3 No. 1 of Article Eleven shall read as follows:

“ARTICLE ELEVEN

(CONCESSION TERMS)

1.                                      The term of the initial period of concession is of 13 (thirteen) years, counting as from the date of entering into of this contract, pursuant to item b), no. 2 of article 84 of DL 109/94, being understood that it may be extended, twice, for periods of 1 (one) year, as per nos. 4 and 5 of article 35 of DL 109/94, without prejudice to the waiver right (“drill or drop”), of the Concession Holder, as per article 63 of that same statute.

(...)

1.4. Annex IV shall read as follows, having been deleted item h) of no.1:

“ANNEX IV

SPECIAL CONDITIONS APPLICABLE TO “CAMARÃO”, “AMEIJOA”, “OSTRA” AND “MEXILHÃO”

The 4 (four) concessions are considered as a global research project and, therefore, it is understood that:

1. Minimum required works:

(...)

d) the Concession Holder may exercise its waiver right (“drill or drop”), as from the end of the tenth year, included, as provided for in items a) and b) of no. 1 of article 63 of Decree-Law no. 109/94;

(...)

f) The performance of a research drill in the 11th (eleventh) year of the initial period, in the aggregate of the four concession areas, having the Concession Holder the right to choose its location;

g) The performance of research drills, as provided for the thirteenth and second year of extension of the concessions’ initial period, as per Article Two of this contract, as well as in the Concessions Contracts for the areas “Amêijoa”, “Ostra” and “Mexilhão”, of a drill for each Concession Area, can be reduced up to one research drill for the whole group of Areas of the Peniche Bay, in each one of the referred years, if technical and economical reasons determine the Concession Holder to make such a decision, having this latter one the right to choose its location.

2. Mandatory relinquishment of areas:

The relinquishment, as at the end of the 12th (twelfth) year, of at least 50% (fifty percent) of the concession area may be distributed, in an unequal terms, among the 4 (four) concessions, to be proposed and subjected to consent, being understood, however, that it is mandatory the relinquishment of 25% (twenty five percent), per each concession, of the area of concession.”

This Addendum is drafted in two duplicates, is composed of pages numbered from 1 to 8, all pages being initialized by the participants — contracting parties and public officer, except the two last pages of the Addendum, since they bear the respective signatures, being one of the duplicates filed with the Energy and Geology General Agency (“Direção Geral de Energia e Geologia”).

After having been read aloud by myself, Isabel Maria Amaro Nico, I shall appose my signature to this Addendum, acting in the capacity of Public Officer and, therefore, in the presence of all participants, I attest the acceptance of this Addendum by all the contracting parties.

First Contracting Party

/s/ Artur Trindade

Second Contracting Parties

/s/ Mikel Erquiaga Aguirre

/s/ Paul Anthony Dailly

/s/ Thore Ernst Kristiansen

/s/ Roland Max Muggli

/s/ Alfredo Coelho Ferreira dos Santos

Public Officer

/s/ Isabel Maria Amaro Nico